Exhibit 99.2
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&L/ 713-529-6600

COPANO ENERGY TO PARTICIPATE AT THE
2011 RBC CAPITAL MARKETS MLP CONFERENCE

HOUSTON, November 10, 2011 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, its President and Chief Executive Officer, will participateat the 2011 RBC Capital Markets’ MLP Conference, to be held on November 17-18, 2011 in Dallas, Texas.
 Copano Energy’s presentation will be webcast live on Thursday, November 17, 2011, at 10:30 a.m. Central (11:30 a.m. Eastern Time).  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 340 miles of NGL pipelines and ten natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.  For more information, please visit www.copanoenergy.com.

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